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                                                                     EXHIBIT 3.3



                             FIRST AMENDMENT TO THE
                          AMENDED AND RESTATED BYLAWS
                               OF GADZOOKS, INC.



                            ARTICLE III - DIRECTORS



A. Section 3.5 of Article III of the Amended and Restated Bylaws is hereby amended and restated in its entirety to read as follows:

   Section 3.5. Removal. Unless otherwise restricted by law, the Articles of Incorporation or these Bylaws, any director may be removed, with cause, at any annual or special meeting of shareholders by majority vote of the shares then entitled to vote at an election of directors; provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting.


                                 CERTIFICATION



   I, the undersigned officer, hereby certify that the foregoing amendment to the Amended and Restated Bylaws of Gadzooks, Inc. was adopted by the Board of Directors of Gadzooks, Inc. at a meeting held on June 26, 1997, to certify which witness my hand and seal of office this 26th day of June, 1997.


                                            /s/ MONTY R. STANDIFER
                                           ------------------------------------
                                           Monty R. Standifer, Secretary